UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                        AMENDMENT NO.  1

                               to

                           FORM 8-K/A


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 1, 1998


                   MEDISYS TECHNOLOGIES, INC.
     (Exact Name of Registrant as Specified in its Charter)


     UTAH                       0-21441                  72-1216734
State or Other                (Commission              (IRS Employer
Jurisdiction)                 File Number)             Identification Number)


       144 Napoleon Street, Baton Rouge, Louisiana 70802
(Address of Principal Executive Offices and Principal Place of Business)


Registrant's Telephone Number, Including Area Code:  (225) 343-8022

                            FORM 8-K

Item 2.  Acquisition or Disposition of Assets.

     On October 1, 1998 Medisys Technologies, Inc. (the "Company") entered into a Letter of Intent with Phillips Pharmatec Labs, Inc., a Florida corporation ("PPL"), related to the intended acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of capital stock of PPL. In reliance upon and pursuant to the basic terms of the Letter of Intent, the Company and PPL entered into an Acquisition and Share Exchange Agreement (the "Agreement") whereby PPL assigned all title and interest and obligations in that business to Medisys in exchange for Medisys common stock equal to 50% of the outstanding shares of Medisys Technologies, Inc. The Agreement simultaneously provided for the purchase of all the issued and outstanding capital stock of PPL from Brett Phillips, Marilyn Morris, Carl Anderson and Ronnie Anderson.

     Phillips Pharmatech Labs, Inc., (PPL) was founded in December, 1994, by Brett Phillips and two other major stockholders. PPL was organized as a subchapter S corporation in the State of Florida and is located in Largo, Florida. The prime goal of PPL is the manufacturing, forming, and packaging of over-the-counter health and dietary products for other companies to distribute and sell under private labels. Major product types are vitamins, mineral supplements, herbal therapy, and diet aids. PPL acts as a contract manufacturer with the expanded capability of manufacturing and/or assembling product lines consistent with the types of products developed by Medisys. This acquisition provides Medisys production packaging, labeling and shipping capabilities for medical devices as well as PPL nutritional products.

     PPL's financial statements for the year ended December 31, 1997 and the Medisys consolidated pro forma financial statements for June 30, 1998 are attached hereto.

Item 7.  Financial Statements and Exhibits.

               (a) Financial statements for Phillips Pharmatec Labs, Inc. for the year ended December 31, 1997.

               (b) Consolidated pro forma financial statements for Medisys Technologies, Inc. for June 30, 1998.

               (c)  Exhibits included herewith:

          * Exhibit 2.1  Letter of Intent

          * Exhibit 2.2  Acquisition and Share Exchange Agreement (Draft)

          * Exhibit 99.1 Letter of Auditability
     _____________
          * Previously filed with original Form 8-K filed October 15, 1998.



                           SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MEDISYS TECHNOLOGIES, INC.



Date:  April 8, 1999               By:    /S/ Kerry M. Frey
                                     KERRY M. FREY, President and
                                     Chief Operating Officer

                 PHILLIPS PHARMATECH LABS, INC.

                      FINANCIAL STATEMENTS

                       December 31, 1997

                       C O N T E N T S


      Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . 3

      Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      Statement of Operations. . . . . . . . . . . . . . . . . . . . . . . 6

      Statement of Stockholders' Equity. . . . . . . . . . . . . . . . . . 7

      Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . 8

      Notes to the Financial Statements. . . . . . . . . . . . . . . . . . 9

                INDEPENDENT AUDITORS' REPORT



      The Board of Directors
      Phillips Pharmatech Labs, Inc.
      Largo, Florida

      We have audited the accompanying balance sheet of Phillips Pharmatech Labs, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows
      for the year then ended.   These financial statements are the
      responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phillips Pharmatech Labs, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



      Jones, Jensen & Company
      Salt Lake City, Utah
      December 28, 1998

                 PHILLIPS PHARMATECH LABS, INC.
                         Balance Sheet


                             ASSETS

                                                               December 31,
                                                                   1997

CURRENT ASSETS

 Cash                                                        $     87,506
 Accounts receivable, net (Note 1)                                293,560
 Inventory (Note 1)                                               362,098
 Prepaid expenses                                                   6,946
 Due from related party                                             4,259

  Total Current Assets                                            754,369

FIXED ASSETS (Note 1)

 Leasehold improvements                                            63,250
 Furniture and fixtures                                            14,838
 Office equipment                                                  12,973
 Machinery and equipment                                          301,500
 Vehicles                                                          19,915
 Accumulated depreciation                                        (106,671)

  Total Fixed Assets                                              305,805

OTHER ASSETS

 Deposits                                                          35,930

  Total Other Assets                                               35,930

  TOTAL ASSETS                                               $  1,096,104

                 PHILLIPS PHARMATECH LABS, INC.
                   Balance Sheet (Continued)


              LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              December 31,
                                                                  1997

CURRENT LIABILITIES

 Accounts payable                                            $    616,082
 Accrued expenses                                                  24,542
 Payable - stockholders (Note 2)                                   57,249
 Line of credit (Note 3)                                          187,200
 Notes payable - current portion (Note 4)                          41,609

  Total Current Liabilities                                       926,682

LONG-TERM DEBT

 Notes payable (Note 4)                                           122,525

  Total Long-Term Debt                                            122,525

  TOTAL LIABILITIES                                             1,049,207

COMMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

 Common stock: 1,000 shares authorized of $1.00 par value,
  900 shares issued and outstanding                                   900
 Additional paid-in capital                                          -
 Retained earnings                                                 45,997

  Total Stockholders' Equity                                       46,897

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  1,096,104

                 PHILLIPS PHARMATECH LABS, INC.
                    Statement of Operations


                                                                For the
                                                              Year Ended
                                                              December 31,
                                                                  1997

NET SALES                                                    $  3,621,413

COST OF SALES                                                   2,701,070

GROSS MARGIN                                                      920,343

OPERATING EXPENSES

 Salaries                                                         336,764
 Professional services                                             29,330
 Depreciation and amortization                                     52,899
 Rent                                                              77,039
 General and administrative                                       389,809

  Total Operating Expenses                                        885,841

INCOME BEFORE OTHER EXPENSES                                       34,502

OTHER EXPENSES

 Interest expense                                                 (40,138)
 Bad debt expense                                                 (46,152)

  Total Other Expenses                                            (86,290)

LOSS BEFORE INCOME TAXES                                          (51,788)

INCOME TAXES                                                         -

NET LOSS                                                     $    (51,788)

BASIC LOSS PER SHARE OF COMMON STOCK                         $     (57.54)

                   PHILLIPS PHARMATECH LABS, INC.
                  Statement of Stockholders' Equity

                                                        Additional
                                      Common Stock        Paid-In     Retained
                                    Shares     Amount     Capital     Earnings

Balance, December 31, 1996           900      $   900     $   -      $  97,785

Net loss for the year ended
 December 31, 1997                   -            -           -        (51,788)

Balance, December 31, 1997           900      $   900     $   -      $  45,997

                 PHILLIPS PHARMATECH LABS, INC.
                    Statement of Cash Flows
                                                                For the
                                                              Year Ended
                                                              December 31,
                                                                 1997
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                                    $    (51,788)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization                                    52,899
  Allowance for doubtful accounts                                  46,152
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable                      (44,527)
  (Increase) decrease in inventory                                 72,539
  (Increase) decrease in prepaid expenses                           1,674
  (Increase) decrease in deposits                                  (4,184)
  (Increase) decrease in related party receivables                  7,260
  Increase (decrease) in accounts payable                          25,586
  Increase (decrease) in accrued expenses                           2,059

   Net Cash Provided by Operating Activities                      107,670

CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of fixed assets                                         (62,056)

   Net Cash Used by Investing Activities                          (62,056)

CASH FLOWS FROM FINANCING ACTIVITIES

 Borrowings from shareholders                                       1,333
 Borrowings from notes payable                                     20,000
 Payment on notes payable                                         (49,497)
 Borrowings from line of credit                                    41,721

   Net Cash Provided by Financing Activities                       13,557

NET INCREASE IN CASH AND CASH EQUIVALENTS                          59,171

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   28,335

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $     87,506

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

 Income taxes                                                $       -
 Interest                                                    $     40,138

                 PHILLIPS PHARMATECH LABS, INC.
               Notes to the Financial Statements
                       December 31, 1997


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

       a.  Business Organization

       Phillips Pharmatech Labs, Inc. (Phillips) was organized under the laws of the State of Florida on December 13, 1994 as a subchapter S corporation. Phillips is engaged in the manufacturing of health supplements and other health related and natural products.

       b.  Fixed Assets

       Fixed assets are stated at cost less accumulated depreciation. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows:

            Leasehold improvements                    39 years
            Furniture and fixtures                     5 years
            Office equipment                           5 years
            Machinery and equipment               5 to 7 years
            Vehicles                                   5 years

       Depreciation expense for the year ended December 31, 1997 was $52,899.

       c.  Cash and Cash Equivalents

       For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

       d.  Federal and State Income Taxes

       The Company has elected subchapter S status under the provisions of the Internal Revenue Code. This requires reporting of income and losses on the shareholders' individual income tax returns. Therefore, no accrual of federal and state income taxes is necessary.

       e.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                 PHILLIPS PHARMATECH LABS, INC.
               Notes to the Financial Statements
                       December 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
         (Continued)

       f.  Inventory

       Inventory is carried at the lower of cost or market value using the first-in, first-out method. Inventory consisted of he following at December 31, 1997:

                                               Amount

            Raw materials                 $    326,062
            Work-in-process                     36,036

                 Total                    $    362,098

       g.  Basic Loss Per Common Share

       Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

       h.  Credit Risks

       The Company maintains its cash accounts primarily in one bank in Florida. The Federal Deposit Insurance Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

       i.  Revenue Recognition

       Revenue is recognized upon shipment of goods to the customer.

       j.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       k.  Accounts Receivable

       Accounts receivable are shown net of the allowance for doubtful accounts of $108,513 for the year ended December
       31, 1997.

       l.  Advertising

       The Company follows the policy of charging the costs of advertising to expense as incurred.

                 PHILLIPS PHARMATECH LABS, INC.
               Notes to the Financial Statements
                       December 31, 1997

NOTE 2 - PAYABLE - STOCKHOLDERS

       From time to time the Company receives advances from certain stockholders for the purpose of providing funds for the Company's operating expenditures. The outstanding balances of these advances fluctuates during the year and do not have specific repayment terms although the advances are generally considered to be due or payable on demand. Accordingly, the related payable has been reflected as current in the accompanying financial statements. At December 31, 1997, there was a balance outstanding payable to stockholders totaling $57,249. The advances are unsecured and non-interest bearing.

NOTE 3 - LINE OF CREDIT

       An analysis of the line of credit with Nations Bank as of
       December 31, 1997 is shown below:
                                            Available
                                            Line of           Debt
                                            Credit        Outstanding

                                          $ 250,000       $ 187,200

       Borrowings under the line of credit are guaranteed by the Company's inventory and accounts receivable. Interest accrues at the bank's prime rate plus 2.75% (10.25% at December 31, 1997).

NOTE 4 - NOTES PAYABLE

       Notes payable at December 31, 1997 consisted of the following:

       Note payable to Nations Bank, collateralized by a
        vehicle of the Company, interest at 8.99%, principal
        and interest payments of $303 are due monthly,
        matures on September 11, 2000.                         $   10,737

       Note payable to Nations Bank, collateralized by
        equipment of the Company, interest at 12.5%, principal
        and interest payments of $450 are due monthly,
        matures on November 4, 2002.                               18,412

       Note payable to Nations Bank, collateralized by certain
        assets of the Company, interest at the bank's prime rate
        plus 2.25%, interest payments due monthly along with
        principal payments of $3,333, matures on June 12, 2001.   134,985

            Total notes payable                                   164,134

            Less: current portion                                 (41,609)

            Long-term notes payable                            $  122,525

                 PHILLIPS PHARMATECH LABS, INC.
               Notes to the Financial Statements
                       December 31, 1997

NOTE 4 - NOTES PAYABLE (Continued)

       Maturities of notes payable are as follows:

             Year Ending
            December 31,                                           Amount

                  1998                                         $   41,609
                  1999                                             46,754
                  2000                                             46,608
                  2001                                             24,531
                  2002                                              4,632
                  2003 and thereafter                                -

                            Total                              $  164,134

NOTE 5 - COMMITMENTS AND CONTINGENCIES

              Office Lease

              The Company is leasing its office on a month to month basis at $3,784 per month.

              The Company is leasing its warehouse at $3,766 per month until January 2000.

NOTE 6 - SUBSEQUENT EVENT

             The Company has entered into an agreement with a public company whereby all of its shares will be exchanged for shares of the public company.

                  MEDISYS TECHNOLOGIES, INC.
                        AND SUBSIDIARIES

           CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                         June 30, 1998

                       C O N T E N T S



      Consolidated Proforma Balance Sheet. . . . . . . . . . . . . . . .  3

      Consolidated Proforma Statement of Operations. . . . . . . . . . .  5

      Statement of Assumptions and Disclosures . . . . . . . . . . . . .  6

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
              Consolidated Proforma Balance Sheet
                         June 30, 1998
                          (Unaudited)


                             ASSETS

                                Medisys                  Proforma
                             Technologies,    Phillips  Adjustments
                                Inc. and    Pharmatech,   Increase    Proforma
                              Subsidiaries      Inc.     (Decrease) Consolidated

CURRENT ASSETS

 Cash                         $   41,001    $      -      $    -    $    41,001
 Accounts receivable, net          2,874        521,491        -        524,365
 Inventory                         6,131        357,394        -        363,525
 Work in progress                   -            16,169        -         16,169
 Prepaid expenses                 21,500         17,361        -         38,861
 Loans to officers                 6,192           -           -          6,192

  Total Current Assets            77,698        912,415        -        990,113

FIXED ASSETS

 Leasehold improvements            2,195           -           -          2,195
 Furniture and equipment          76,946        311,415        -        388,361
 Leased equipment                 10,010           -           -         10,010
 Other                              -            63,250        -         63,250
 Accumulated depreciation        (58,964)       (72,777)       -       (131,741)

  Total Fixed Assets              30,187        301,888        -        332,075

OTHER ASSETS

 Deferred offering costs           2,250           -           -          2,250
 Security deposits                 4,000           -           -          4,000
 Patent and trademark costs, net 401,096           -           -        401,096
 Deposits                           -            41,130        -         41,130
 Organizational costs                311          1,500        -          1,811

  Total Other Assets             407,657         42,630        -        450,287

  TOTAL ASSETS                $  515,542    $ 1,256,933   $    -    $ 1,772,475

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
        Consolidated Proforma Balance Sheet (Continued)
                         June 30, 1998
                          (Unaudited)

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                Medisys                   Proforma
                             Technologies,     Phillips  Adjustments
                               Inc. and       Pharmatech, Increase    Proforma
                             Subsidiaries         Inc.   (Decrease) Consolidated

CURRENT LIABILITIES

 Bank overdraft               $     -       $    26,099   $    -    $    26,099
 Accounts payable                329,082        453,079      25,000     807,161
 Accrued expenses                587,919           -           -        587,919
 Payable-stockholders              49,081        57,249        -        106,330
 Notes payable                    31,722           -           -         31,722

  Total Current Liabilities      997,804        536,427      25,000   1,559,231

LONG-TERM DEBT

 Notes payable - less current
  portion                        480,000        374,448        -        854,448

  Total Long-Term Debt           480,000        374,448        -        854,448

  TOTAL LIABILITIES            1,477,804        910,875      25,000   2,413,679

COMMITMENTS AND
 CONTINGENCIES

STOCKHOLDERS' EQUITY
 (DEFICIT)

 Common stock:  100,000,000
  shares authorized of $0.0005
  par value, 6,222,104 shares
  issued and outstanding,
  respectively                     6,588            900      (4,377)      3,111
 Additional paid-in capital    6,412,198           -        324,535   6,736,733
 Stock subscriptions receivable (175,000)          -           -       (175,000)
 Deficit accumulated during
  the development stage       (7,206,048)       345,158    (345,158) (7,206,048)

  Total Stockholders' Equity
   (Deficit)                    (962,262)       346,058     (25,000)   (641,204)

  TOTAL LIABILITIES AND
  STOCKHOLDERS EQUITY
  (DEFICIT)                  $   515,542    $ 1,256,933   $    -    $ 1,772,475


          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
              Consolidated Statement of Operations
                         June 30, 1998
                          (Unaudited)

                               Medisys                   Proforma
                            Technologies,    Phillips   Adjustments
                              Inc. and     Pharmatech,    Increase    Proforma
                            Subsidiaries       Inc.      (Decrease) Consolidated

REVENUES                     $   23,375    $ 1,686,618   $     -    $ 1,709,993

OPERATING EXPENSES

 Cost of product sold             5,332      1,066,949         -      1,072,281
 Product development             79,625           -            -         79,625
 Salaries                        95,101        132,930         -        228,031
 Professional services          149,630         12,760         -        162,390
 Depreciation and amortization   11,869           -            -         11,869
 General and administrative      90,290        268,516         -        358,806

  Total Operating Expenses      431,847      1,481,155         -      1,913,002

OPERATING (LOSS) INCOME        (408,472)       205,463         -       (203,009)

OTHER EXPENSES

 Interest expense                (1,868)       (16,981)        -        (18,849)

  Total Other Expense            (1,868)       (16,981)        -        (18,849)

LOSS BEFORE INCOME TAXES       (410,340)       188,482         -       (221,858)

INCOME TAXES                       -              -            -           -

NET (LOSS) INCOME            $ (410,340)    $  188,482   $     -     $ (221,858)

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
             Summary of Assumptions and Disclosures

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

       a.  Business Organization

       Medisys Technologies, Inc. (the Company) was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities.

       The Company has a wholly-owned subsidiary (the Subsidiary) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

       The Company has entered into an agreement to acquire 100% of the shares of Phillips Pharmatech Labs, Inc. (Phillips) for approximately 3,111,052 shares of the Company's common stock. The acquisition will be accounted for as a purchase of Phillips.

       The acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000.

       If the acquisition is completed, all Phillips common shares owned by Phillips shareholders will be converted into shares of the Company's common stock. The Company and Phillips have agreed that the number of shares of the Company's common stock to be issued to the Phillips shareholders will represent 50% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. Therefore, the 900,000 shares of Phillips common stock will be converted into approximately 3,111,052 shares (post-split) of the Company's common stock.

       There are currently 15,555,260 shares of the Company's common stock issued and outstanding. Anticipating that a one share for five shares reverse split is effected as proposed, this would result in approximately 3,111,052 shares of the Company's common stock outstanding prior to the acquisition, without giving effect to the rounding-up of fractional shares.

       Also, Phillips shareholders will also be issued warrants or options equal in number, exercise price and exercise date to all of the Company's warrants outstanding on the date of the closing of the acquisition.

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
             Summary of Assumptions and Disclosures

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
         (Continued)

       a.  Business Organization (Continued)

       1. Record the purchase of Phillips Pharmatech Labs through the issuance of 3,111,052 shares of common stock:

                     Common stock                             $     1,556
                     Additional paid-in capital                    (1,556)

                              Total                           $      -

       2.  Record the estimated costs of the merger:

                     Accounts payable                         $    25,000
                     Additional paid-in capital                   (25,000)

                              Total                           $      -

       3. Record a 1 share for 5 shares reverse split of Medisys Technologies and Subsidiaries:

                     Common stock                            $     (5,033)
                     Additional paid-in capital                     5,033

                              Total                          $       -

       4.  Eliminate the equity of Phillips Pharmatech Labs, Inc.:

                     Common stock                            $       (900)
                     Additional paid-in capital                   346,058
                     Deficit accumulated during the
                      development stage                          (345,158)

                              Total                          $       -